Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-202442) and Registration Statements on Form S-3 (Nos. 333-169826 and 333-182428) of The Andersons, Inc. of our report dated February 16, 2018 relating to the consolidated financial statements of Lux JV Treasury Holding Company, S.à r.l., which appears in this Form 10‑K of The Andersons, Inc.

/s/ PricewaterhouseCoopers LLP

London, Ontario, Canada
February 26, 2018